UNDERWRITING AGREEMENT
                             ----------------------

     THIS AGREEMENT is made as of September 2, 2005, by and between AGILEX FUNDS, a Delaware business trust (the "Fund"), and CITCO MUTUAL FUND DISTRIBUTORS, INC., a Delaware corporation ("Underwriter").

     WHEREAS, the Fund is an open-end management investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act"); and

     WHEREAS, the Fund is authorized by its Declaration of Trust to issue separate Portfolios of shares representing interests in separate investment portfolios (the "Portfolios"); and

     WHEREAS, The Fund has authorized the issuance of shares of beneficial interest ("Shares") in the Portfolios which are identified on Exhibit A attached hereto, which Exhibit A may be amended from time to time by mutual agreement of the Fund and Underwriter; and

     WHEREAS, The Fund has taken all necessary steps to appoint Underwriter as the Fund's principal underwriter pursuant to Section 15 of the 1940 Act and the Fund's organizational documents; and

     WHEREAS, Underwriter is a broker-dealer registered with the Securities and Exchange Commission and a member in good standing of the National Association of Securities Dealers, Inc., (the "NASD"); and

     NOW, THEREFORE, in consideration of the promises and agreements of the parties contained herein, the parties hereto, intending to be legally bound, agree as follows:

     1. APPOINTMENT. The Fund hereby appoints Underwriter as exclusive agent for the distribution of Shares of the Portfolios listed in Exhibit A hereto, and Underwriter hereby accepts such appointment under the terms of this Agreement.

          Notwithstanding any other provision hereof, the Fund may terminate, suspend or withdraw the offering of Shares of any Portfolio whenever, in its sole discretion, it deems such action to be desirable.

          The Fund hereby represents that all necessary action has been taken to assign selling agreements executed by the former distributor to the Underwriter. All advertising and sales literature related to the Fund shall be filed with the Underwriter for review prior to use with sufficient time to permit the Underwriter to review the material and file with the National Securities Dealers Association, Inc. if necessary. The Fund and Underwriter shall mutually agree upon reasonable turnaround times for such review.

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     2.   SALE AND REPURCHASE OF SHARES.

          (a) Underwriter, as agent for the Fund, will sell Shares to the public against orders therefor at the public offering price, all such sales to comply with the provisions of the 1940 Act and the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

          (b) Underwriter will also have the right to take, as agent for the Fund, all actions, which, in Underwriter's judgment, are reasonably necessary and proper to carry into effect the distribution of the Shares.

          (c) The net asset value of the Shares of each Portfolio (or Class of Shares of a Portfolio) shall be determined in the manner provided in the Fund's then current Registration Statement, and when determined shall be applicable to transactions as provided for in the Registration Statement. The net asset value of the Shares of each Portfolio (or each Class of Shares of a Portfolio) shall be calculated by the Fund or by another entity on behalf of the Fund. Underwriter shall have no duty to inquire into nor shall it have any liability for the accuracy of the net asset value per share as calculated.

               On every sale of Shares, the Fund shall receive the applicable net asset value of the Shares promptly, but in no event later than the third business day following the date on which Underwriter shall have received an order for the purchase of the Shares.

          (d) Upon receipt of purchase instructions, Underwriter will transmit such instructions to the Fund or its transfer agent for registration of the Shares purchased.

          (e) Nothing in this Agreement shall prevent Underwriter or any affiliated person (as defined in the 1940 Act) of Underwriter from acting as underwriter or distributor for any other person, firm or corporation (including other investment companies) or in any way limit or restrict Underwriter or any such affiliated person from buying, selling or trading any securities for its or their own account or for the accounts of others for whom it or they may be acting; provided, however, that Underwriter expressly represents that it will undertake no activities which, in its judgment, will adversely affect the performance of its obligations to the Fund under this Agreement.

          (f) Underwriter, as agent of the Fund and for the account of the Portfolio(s), may repurchase the Shares at such prices and upon such terms and conditions as shall be specified in the Fund's then current Registration Statement. At the end of each business day, the Underwriter shall notify the Fund and the Fund's transfer agent of the number of Shares redeemed for each Portfolio, and the identity of the shareholders or dealers offering Shares for repurchase. Upon such notice and acceptance by the Fund, the Fund shall pay the Underwriter the net asset value of the redeemed shares in cash or in the form of a credit against monies due the Fund from the Underwriter as proceeds from the sale of Shares. The Fund reserves the right to suspend such repurchase right upon written notice to the Underwriter. The Underwriter further agrees to act as agent for the Fund to receive and transmit promptly to the Fund's transfer agent, shareholder and dealer requests for redemption of Shares in the Portfolio(s).

     3. SALES OF SHARES BY THE FUND. The Fund reserves the right to issue or sell Shares of the Portfolio(s) directly to the public at any time.

     4. BASIS OF SALE OF SHARES. Underwriter does not agree to sell any specific number of Shares. Underwriter, as agent for the Fund, undertakes to sell Shares of the Portfolio(s) on a best efforts basis only against orders therefor.

     5.   COMPLIANCE WITH NASD AND GOVERNMENT RULES.

          (a) Underwriter will conform to the Rules of Fair Practice of the NASD and the securities laws of any jurisdiction in which it sells Shares of the Portfolio(s).

          (b) The Fund agrees to furnish to the Underwriter sufficient copies of any agreements, plans or other materials it intends to use in connection with sales of Shares in adequate time for the Underwriter to file and clear them with the proper authorities before they are put in use, and not to use them until so filed and cleared.

          (c) Underwriter, at its own expense, will qualify as dealer, broker, or otherwise, under all applicable State or federal laws in order that Shares may be sold in such States as may be mutually agreed upon by the parties, except for expenses described in Section 7 hereto, which will be paid by the Fund or the investment adviser to the Fund, as appropriate.

          (d) Underwriter shall not make, in connection with any sale or solicitation of a sale of the Shares, any representations concerning the Shares except those contained in the Fund's then current prospectus and statement of additional information covering the Shares and in printed information approved by the Fund as information supplemental to such prospectus and statement of additional information. Copies of the Fund's then effective prospectus and statement of additional information and any such printed supplemental information will be supplied to Underwriter in reasonable quantities upon request.

     6. RECORDS TO BE SUPPLIED BY FUND. The Fund shall furnish to Underwriter copies of all information, financial statements and other papers which Underwriter may reasonably request for use in connection with the distribution of Shares of the Portfolio(s).

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

     7. EXPENSES TO BE BORNE BY FUND. The Fund will bear the following expenses:

          (a) preparation, setting in type, and printing of sufficient copies of the prospectus and statement of additional information for distribution to shareholders, and the distribution to shareholders of the prospectus and statement of additional information;

          (b) preparation, printing and distribution of reports and other communications to shareholders;

          (c)  registration of the Shares under the federal securities law;

          (d) qualification of the Shares for sale in the jurisdictions designated by Fund and Underwriter;

          (e)  maintaining facilities for the issue and transfer of the Shares;

          (f) supplying information, prices and other data to be furnished by the Fund under this Agreement; and

          (g) any original issue taxes or transfer taxes applicable to the sale or delivery of the Shares of certificates therefor.

     8.   INDEMNIFICATION.

          (a) The Fund agrees to indemnify, defend and hold the Underwriter, its officers, and Trustees, and any person who controls the Underwriter within the meaning of Section 15 of the Securities Act of 1933 (the "1933 Act") or Section 20 of the Securities Exchange Act of 1934, as amended (the "1934 Act"), free and harmless from and against any and all claims, demands or liabilities and expenses (including the cost of investigating or defending such claims, demands or liabilities and any counsel fees incurred in connection therewith) which the Underwriter, its officers, Trustees or any such controlling persons may incur under the 1933 Act, the 1934 Act, or under common law or otherwise, arising out of or based upon (i) any untrue statement of a material fact contained in the Fund's Registration Statement or Prospectus or arising out of or based upon any alleged omission to state a material fact required to be stated in either thereof or necessary to make the statements in either thereof not misleading, except insofar as such claims, demands, liabilities or expenses arise out of or are based upon any such untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with information furnished in writing by the Underwriter to the Fund for use in the Registration Statement, (ii) any untrue statement of a material fact contained in a Fund advertisement or sales literature or arising out of or based upon any alleged omission to state a material fact required to be stated in either thereof or necessary to make the statements in either thereof not misleading, except insofar as such claims, demands, liabilities or expenses arise out of or are based upon any such untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with information furnished in writing by the Underwriter to the Fund for use in such advertisement or sales literature or (iii) any action taken or omitted by the Fund or its former distributor/underwriter prior to the date of this Agreement. The Underwriter agrees to comply with all of the applicable terms and provisions of the 1934 Act.

          (b) The Underwriter agrees to indemnify, defend, and hold the Fund, its officers, Trustees, employees shareholders and agents, and any person who controls the Fund within the meaning of Section 15 of the 1933 Act of Section 20 of the 1934 Act, free and harmless from and against any and all claims, demands, liabilities and expenses (including the cost of investigating or defending against such claims, demands or liabilities and any counsel fees incurred in connection therewith) which the Fund, its Trustees, officers, employees, shareholders and agents, or any such controlling person may incur under the 1933 Act, the 1934 Act or under common law or otherwise arising out of or based upon any untrue statement of a material fact contained in information furnished in writing by the Underwriter to the Fund for use in the Registration Statement, or arising out of or based upon any omission or alleged omission to state a material fact in connection with such information required to be stated in the Registration Statement necessary to make such information not misleading.

          (c) A party seeking indemnification hereunder (the "Indemnitee") shall give prompt written notice to the party from whom indemnification is sought (the "Indemnitor") of a written assertion or claim of any threatened or pending legal proceeding which may be subject to indemnity under this Section; provided, however, that failure to notify the Indemnitor of such written assertion or claim shall not relieve the indemnitor of any liability arising from this Section. The Indemnitor shall be entitled, if it so elects, to assume the defense of any suit brought to enforce a claim subject to this Agreement and such defense shall be conducted by counsel chosen by the Indemnitor and satisfactory to the Indemnitee; provided, however, that if the defendants include both the Indemnitee and the Indemnitor, and the Indemnitee shall have reasonably concluded that there may be one or more legal defenses available to it which are different from or additional to those available to the Indemnitor ("conflict of interest"), the Indemnitor shall have the right to select separate counsel acceptable to the Indemnitee to defend such claim on behalf of the Indemnitee. In the event that the Indemnitor elects to assume the defense of any suit pursuant to the preceding sentence and retains counsel satisfactory to the Indemnitee, the Indemnitee shall bear the fees and expenses of additional counsel retained by it except for reasonable investigation costs which shall be borne by the Indemnitor. If the Indemnitor (i) does not elect to assume the defense of a claim, (ii) elects to assume the defense of a claim but chooses counsel that is not satisfactory to the Indemnitee or (iii) has no right to assume the defense of a claim because of a conflict of interest, the Indemnitor shall advance or reimburse the Indemnitee, at the election of the Indemnitee, reasonable fees and disbursements of any counsel retained by Indemnitee, including reasonable investigation costs.

     9. ADVANCES OF EXPENSES. The Fund shall advance attorney's fees or other expenses incurred by a Covered Person in defending a proceeding only to the extent permitted by the 1933 Act and the 1940 Act.

     10. TERMINATION AND AMENDMENT OF THIS AGREEMENT. This Agreement shall automatically terminate, without the payment of any penalty, in the event of its assignment. This Agreement may be amended only if such amendment is approved (i) by Underwriter, (ii) either by action of the Board of Trustees of the Fund or at a meeting of the Shareholders of the Fund by the affirmative vote of a majority of the outstanding Shares, and (iii) by a majority of the Trustees of the Fund who are not interested persons of the Fund or of Underwriter, by vote cast in person at a meeting called for the purpose of voting on such approval. Either the Fund or Underwriter may terminate this Agreement at any time on sixty (60) days' written notice delivered or mailed by registered mail, postage prepaid, to the other party.

     11. EFFECTIVE PERIOD OF THIS AGREEMENT. Unless terminated automatically as set forth in Section 10 of this Agreement, this Agreement shall take effect upon its execution and shall remain in full force and effect for a period of TWO years from that date, and shall remain in full force and effect from year to year thereafter, subject to annual approval (i) by Underwriter, (ii) by the Board of Trustees of the Fund or by vote of a majority of the outstanding Shares, and in either case
          (iii) by a majority of the Trustees of the Fund who are not interested persons of the Fund or of Underwriter, by vote cast in person at a meeting called for the purpose of voting on such approval.

     12. LIMITATION OF FUND'S LIABILITY. The term "Covered Persons" means and refers to the Trustees and officers from time to time serving under the Fund's Declaration of Trust as the same may subsequently thereto have been, or subsequently hereto be, amended. It is expressly agreed that the obligations of the Fund hereunder shall not be binding upon any of the Covered Persons, Shareholders, nominees, agents or employees of the Fund personally, but bind only the property of the Fund, as provided in Fund's Declaration of Trust and by-laws. The execution and delivery of this Agreement have been authorized by the Trustees of the Fund and signed by the officers of the Fund, acting as such, and neither such authorization by such Trustees, nor such execution and delivery by such officers shall be deemed to have been made by any of them individually or to impose any liability on them personally, but shall bind only the property of the Fund as provided in its Declaration of Trust.

     13. SUCCESSOR INVESTMENT COMPANY. Unless this Agreement has been terminated in accordance with Section 10, the terms and provisions of this Agreement shall become automatically applicable to any investment company which is a successor to the Fund as a result of a reorganization, recapitalization or change of domicile.

     14. SEVERABILITY. In the event any provision of this Agreement is determined to be void or unenforceable, such determination shall not affect the remainder of this Agreement, which shall remain in full force and effect.

     15.  QUESTIONS OF INTERPRETATION.

          (a) This Agreement shall be governed by the laws of the Commonwealth of Pennsylvania.

          (b) Any question of interpretation of any term or provision of this Agreement having a counterpart in or otherwise derived from a term or provision of the 1940 Act shall be resolved by reference to such term or provision of the 1940 Act and its interpretation thereof, if any, by the United States courts; or in the absence of any controlling decision of any such court, by rules, regulations or orders of the Securities and Exchange Commission issued pursuant to said Act. In addition, where the effect of a requirement of the 1940 Act, reflected in any provision of this Agreement is revised by rule, regulation or order of the Securities and Exchange Commission, such provision shall be deemed to incorporate the effect of such rule, regulation or order.

     16. NOTICES. Any notices under this Agreement shall be in writing, addressed and delivered or mailed postage paid to the other party at such address as such other party may designate for the receipt of such notice. Until further notice to the other party, it is agreed that for this purpose, the address of the Fund is 200 East Broward Boulevard, Suite 920, Fort Lauderdale, FL 33301, Attn: Robert M. Gunville, and of the Underwriter shall be 83 General Warren Boulevard, Suite 200, Malvern, PA 19355, Attn: President.

     17. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

     18. BINDING EFFECT. Each of the undersigned expressly warrants and represents that he has the full power and authority to sign this Agreement on behalf of the party indicated, and that his signature will operate to bind the party indicated to the foregoing terms.

     19. FORCE MAJEURE. If Underwriter shall be delayed in the performance of its services or prevented entirely or in part from performing services due to causes or events beyond its control, including and without limitation, acts of God, interruption of power or other utility, transportation or communication services, acts of civil or military authority, sabotages, national emergencies, explosion, flood, accident, earthquake or other catastrophe, fire, strike or other labor problems, legal action, present or future law, governmental order, rule or regulation, or shortages of suitable parts, materials, labor or transportation, such delay or non-performance shall be excused and a reasonable time, subject to restrictions and requirements of performance as may be established by federal or state law.

     20. COMPENSATION. The Fund shall pay for the services to be provided by Underwriter under this Agreement in accordance with, and in the manner set forth in, Exhibit B attached hereto, as such Exhibit B may be amended from time to time by agreement of the parties.

          If this Agreement becomes effective subsequent to the first day of a month or terminates before the last day of a month, Underwriter's compensation for that part of the month in which this Agreement is in effect shall be prorated in a manner consistent with the calculation of the fees as set forth above. Payment of Underwriter's compensation for the preceding month shall be made promptly.

          IN WITNESS WHEREOF, the Fund and Underwriter have each caused this Agreement to be signed on its behalf, all as of the day and year first above written.

ATTEST:                             AGILEX FUNDS


/s/Eileen Aboulafia                 By: /s/Robert M. Gunville
                                    Name: Robert M. Gunville
                                    Title:  President

ATTEST:                             CITCO MUTUAL FUND DISTRIBUTORS, INC.



/s/Vicky M. Gothie                  By: /s/Paul L. Giorgio
                                    Name: Paul L. Giorgio
                                    Title:  Chief Financial Officer/FINOP

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                             UNDERWRITING AGREEMENT
                             ----------------------

                                    EXHIBIT A

     The following Portfolios and share classes thereof are hereby made subject to the underwriting Agreement dated September 2, 2005, with Citco Mutual Fund Distributors, Inc. ("Underwriter") and AGILEX Funds (the "Fund"), and each agree to be bound by all the terms and conditions contained in said Agreement:


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PORTFOLIOS                                                 LOAD        NO-LOAD
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All current AGILEX series                                   X
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                             UNDERWRITING AGREEMENT
                             ----------------------

                                    EXHIBIT B

     The following fees are hereby made subject to the underwriting Agreement dated September 2, 2005, with Citco Mutual Fund Distributors, Inc. ("Underwriter") and AGILEX Funds (the "Fund"), and each agree to be bound by all the terms and conditions contained in said Agreement:

Underwriter will charge a flat fee of $18,000 per year for underwriting services provided for Portfolios of the Fund. AGILEX Funds, Inc. will cover NASD fees for AGILEX wholesalers who choose to have their NASD licenses with CMFD. Underwriter will charge $3,000 per wholesaler, with the first four AGILEX Fund wholesalers not subject.

Underwriter will receive the underwriting concessions set forth in the Fund's current prospectus and/or statement of additional information as full compensation for underwriting services provided for Portfolios of the Fund that offer Share Classes that charge sales loads.